THE UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2014

Giga-tronics Incorporated

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-12719 (Commission File No.)	94-2656341 (IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA	94583
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 328-4650

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 14, 2014, Giga-tronics Incorporated (the “Company”) received a notification letter from The NASDAQ Stock Market (“NASDAQ”) advising the Company of its failure to comply with the terms of the extension granted to meet the required minimum of $2,500,000 in shareholders’ equity. As a result, the Company’s common stock will be suspended from listing on NASDAQ on the opening of business on August 25, 2014, unless the Company requests an appeal of NASDAQ’s determination by August 21, 2014.

Previously the Company had received a notification letter from NASDAQ dated February 12, 2014, advising the Company of its failure to comply with the required minimum of $2,500,000 in shareholders’ equity for continued listing on The Nasdaq Capital Market, pursuant to NASDAQ listing rule 5550(b)(1). The Company fell below the minimum requirement with reported shareholders’ equity of $2,044,000 in its Form 10-Q for the quarterly period ended December 28, 2013. The Company reported shareholders’ equity of $540,000 in its Form 10-Q for the quarterly period ended June 28, 2014.

NASDAQ stated in the February 12, 2014 letter that under the NASDAQ listing rules the Company had 45 calendar days to submit a plan to regain compliance. The Company submitted a plan on March 31, 2014, and NASDAQ notified the Company on April 10, 2014 of NASDAQ’s acceptance of the plan and the granting of an extension to comply with the required minimum of $2,500,000 in shareholders’ equity by August 11, 2014. The terms of the extension required the Company to complete certain contemplated sales or other transactions by August 11, 2014, but the Company was unable to do so.

NASDAQ stated in the letter that under the NASDAQ listing rules the Company has seven calendar days to request an appeal to a hearings panel and to pay a hearing fee of $10,000. A hearing request will stay the suspension of the Company’s securities pending the hearings panel’s decision. The hearing process typically takes 30 to 45 days.

While the Company intends to appeal and ask for an additional 180 day extension of time in which to cure the deficiency in shareholders’ equity, there can be no assurance that the Company will be successful with the appeal and the NASDAQ hearing panel will grant the Company’s request for an extension. If the Company’s Common Stock ceases to be listed for trading on the Nasdaq Capital Market, the Company expects that its Common Stock would be traded on the Over-the-Counter Bulletin Board on or about the same day or shortly thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGA-TRONICS INCORPORATED

Date: August 15, 2014	By:	/s/ Steven D. Lance
Vice President, Chief Financial Officer
and Secretary

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